Exhibit 99.1

Cerenome Reports Second Quarter 2026 Financial Results and Business Update

HOUSTON, August 14, 2026 – Cerenome, Inc. (Nasdaq: CNSY) ("Cerenome" or the "Company"), a CNS oncology company advancing an integrated platform that combines precision diagnostics, targeted therapeutics, and artificial intelligence, today announced financial results for the second quarter ended June 30, 2026, and provided an overview of recent and upcoming business highlights.

"Our team made substantial progress this quarter in advancing our integrated CNS oncology platform including a full repositioning and rebranding of the Company," said Marc H. Hedrick, M.D., M.B.A., Cerenome President and Chief Executive Officer. "For the remainder of the year, I expect the progress to accelerate across all verticals, highlighted by our buildout of the diagnostic commercial organization."

Q2 2026 AND RECENT HIGHLIGHTS

Corporate

•
Rebranded from Plus Therapeutics, Inc. to Cerenome, Inc., effective August 3, 2026, with the Company’s common stock trading on the Nasdaq Capital Market under the ticker symbol “CNSY”

REYOBIQ™ Development

•
Continued enrollment in the ReSPECT-LM multiple-dose clinical trial. As of June 30, 2026, approximately one-third of patients had been enrolled, with no dose-limiting toxicities observed to date, supporting the development of a recommended Phase 2 dose/dosing regimen by year-end
•
Continued enrollment in the ReSPECT-GBM Phase 2 trial. Current enrollment rates indicate full enrollment in 2026 followed by a data readout and a subsequent End-of-Phase 2 meeting with the U.S. Food and Drug Administration (FDA)
•
Initial site activation of the ReSPECT-PBC pediatric brain cancer Phase 1 trial at Lurie Children’s Hospital. First dosing expected in the third quarter of 2026.
•
Continued commercial-level manufacturing scale-up and supply chain enhancement for REYOBIQ drug supply

CNSide® CSF Assay Platform

•
Performed 232 CNSide cerebrospinal fluid tests during the first half of 2026 and continued to grow the number of ordering providers and institutions
•
Achieved the 2026 corporate objective for contracted commercial payer coverage of 150 million covered lives by mid-year
•
Received Medicare Provider Transaction Access Number and dedicated American Medical Association billing identifier for CNSide
•
Partnered with Genomic Testing Cooperative to integrate next-generation sequencing into the CNSide platform
•
Achieved College of American Pathology or CAP accreditation, the gold standard in laboratory quality assurance, for Cerenome’s CLIA laboratory in Houston, TX
•
Partnered with Xifin, Inc., the market leader in artificial intelligence enabled revenue cycle management for diagnostic providers, to serve as our billing and clearinghouse partner

Data & Artificial Intelligence

•
Partnered with Ephemeral Technologies to develop native artificial intelligence, a corporate operating system and data infrastructure designed to integrate therapeutic, diagnostic and bioinformatic data sets and to facilitate advanced data analytics and machine learning across Cerenome’s CNS oncology platform

SECOND QUARTER 2026 FINANCIAL RESULTS

•
Cash, cash equivalents and investments were $8.6 million as of June 30, 2026 and December 31, 2025

•
Recognized $0.4 million in grant revenue from CPRIT for the advancement of REYOBIQ in LM in the second quarter of 2026, compared with $1.4 million in grant revenue from CPRIT for the same program in the second quarter of 2025
•
Operating loss for the second quarter of 2026 was $9.1 million, compared with an operating loss of $1.5 million for the second quarter of 2025. The change primarily reflects expansion of CNSide commercial operations and continued funding of the REYOBIQ Phase 2 trial
•
Net loss for the second quarter of 2026 was $9.0 million, or $1.31 per basic share, compared with net income of $5.2 million, or $0.62 per basic share, for the second quarter of 2025, which included a $6.5 million change in fair value of derivative instruments

AFFIRMED ANTICIPATED MILESTONES AND OUTLOOK FOR 2026

The Company is affirming the milestone framework and outlook it provided when reporting full-year 2026 financial results, as follows:

REYOBIQ Clinical Program

•
Define the optimal dose/dosing interval for REYOBIQ in Leptomeningeal Metastases
•
Complete enrollment in the ReSPECT-GBM Phase 2 trial for glioblastoma; data is expected in Q1 2027, followed by an End-of-Phase 2 meeting with the FDA
•
Begin enrollment in the ReSPECT-PBC pediatric brain cancer Phase 1 trial
•
Complete commercial manufacturing scale-up for REYOBIQ

CNSide Commercial Rollout

•
Expand U.S. commercial payer coverage beyond 150 million covered lives
•
Secure Medicare coverage and reimbursement
•
Achieve an annualized run-rate of test orders exceeding 1,250
•
Expand the CNSide assay platform to include a comprehensive portfolio of clinically relevant test for patients at risk for CNS cancers

About Leptomeningeal metastases (LM)

Leptomeningeal metastases (LM) are a rare but severe complication of advanced cancer, affecting the fluid-lined structures of the central nervous system. LM occurs in approximately 5% of patients with metastatic cancer, with breast cancer, lung cancer, and melanoma being the most common sources. Median survival is typically 2-6 months, and effective treatment options are limited, highlighting the urgent need for novel therapies.

About REYOBIQ™ (rhenium Re186 obisbemeda)

REYOBIQ (rhenium Re186 obisbemeda) is a novel injectable radiotherapy specifically formulated to deliver direct targeted high-dose radiation in CNS tumors in a safe, effective, and convenient manner to optimize patient outcomes. REYOBIQ has the potential to reduce off-target risks and improve outcomes for CNS cancer patients versus currently approved therapies, with a more targeted and potent radiation dose. Rhenium-186 is an ideal radioisotope for CNS therapeutic applications due to its short half-life, beta energy for destroying cancerous tissue, and gamma energy for real-time imaging. REYOBIQ is being evaluated for the treatment of recurrent glioblastoma, leptomeningeal metastases, and pediatric brain cancer in the ReSPECT-GBM, ReSPECT-LM, and ReSPECT-PBC clinical trials, respectively. ReSPECT-GBM is supported by an award from the National Cancer Institute (NCI), part of the U.S. National Institutes of Health (NIH), and ReSPECT-LM is funded by a three-year $17.6 million grant from the Cancer Prevention & Research Institute of Texas (CPRIT). The Company's ReSPECT-PBC clinical trial for pediatric brain cancer is supported by a $3 million grant from the U.S. Department of Defense's Peer Reviewed Cancer Research Program.

About CNSide Diagnostics, LLC

CNSide Diagnostics, LLC is a wholly owned subsidiary of Cerenome, Inc. that develops and commercializes proprietary laboratory-developed tests, such as CNSide®, designed to identify tumor cells that have metastasized to the central nervous system in patients with carcinomas and melanomas. The CNSide® CSF Assay Platform enables quantitative analysis of the cerebrospinal fluid that informs and improves the management of patients with leptomeningeal metastases.

About Cerenome

Cerenome (Nasdaq: CNSY) is a CNS oncology company advancing an integrated platform that combines precision diagnostics, targeted therapeutics, and artificial intelligence to improve outcomes for patients with central nervous system cancers. The Company’s CNSide Diagnostics platform supports the detection, molecular characterization, and longitudinal monitoring of CNS cancers through cerebrospinal fluid-based testing. Its lead therapeutic platform, REYOBIQ (rhenium Re186 obisbemeda), is being evaluated in clinical trials for leptomeningeal metastases, recurrent glioblastoma, and pediatric brain cancers. The data and artificial intelligence platform is designed to integrate diagnostic, molecular, imaging, and clinical data into actionable insights that support precision oncology and therapeutic innovation. By integrating commercial diagnostics, targeted therapeutics, proprietary longitudinal data, and artificial intelligence within a single organization, Cerenome is building a differentiated CNS oncology platform designed to improve patient care while creating long-term shareholder value.

Forward-Looking Statements

This press release contains statements that may be deemed "forward-looking statements" within the meaning of U.S. securities laws. All statements in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements may be identified by future verbs, as well as terms such as "expect," "anticipate," "intend," "believe," "estimate," "will," and similar expressions or the negatives thereof. Such statements are based upon certain assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. The forward-looking statements included in this press release could differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties, and other factors that include, but are not limited to, the following: the Company's ability to maintain the listing of its common stock on Nasdaq; the success of the new rebrand; expectations pertaining to 2026 milestones, its platform and its data strategy; the results of the Company's research and development activities, including uncertainties relating to the continued clinical trials of its product candidates and therapies, and the timing and outcome of the ReSPECT-LM, ReSPECT-GBM, and ReSPECT-PBC trials; the Company's liquidity position and capital resources and its ability to raise additional cash; the outcome of the Company's partnering/licensing efforts; risks associated with laws or regulatory requirements applicable to the Company; market conditions and product performance; challenges associated with radiotherapeutic manufacturing, production, and distribution capabilities necessary to support the Company's clinical trials and any commercial level product demand; and, the continued success of CNSide CSF Assay, revenue and corporate profitability expectations including support reimbursements and payments for the CNSide CSF Assay, the development and utility of the CNSide CSF Assay, and expectations as to the Company's future performance, including the next steps in developing the Company's product candidates. This list of risks, uncertainties, and other factors is not complete. Any or all forward-looking statements the Company makes may turn out to be wrong and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties, and other factors, including those identified in this press release. Cerenome discusses some of these matters more fully, as well as certain risk factors that could affect its business, financial condition, results of operations, and prospects, in its reports filed with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, Quarterly Report on Form 10-Q for the three months ended March 31, 2026, and Current Reports on Form 8-K. These filings are available for review through the SEC's website at www.sec.gov. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. There may be events in the future that the Company is unable to predict, or over which it has no control, and its business, financial condition, results of operations, and prospects may change in the future. The Company assumes no responsibility to update or revise any forward-looking statements to reflect events, trends, or circumstances after the date they are made unless the Company has an obligation under U.S. federal securities laws to do so.

Investor Contact
CORE IR
investor@cerenome.com

(Financial Tables follow)

CERENOME, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share and par value data)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$2,366	$4,256
Restricted cash and cash equivalents	—	4,502
Investments	6,221	4,356
Grant receivable	1,761	322
Other current assets	1,423	1,734
Total current assets	11,771	15,170

Property and equipment, net	1,409	257
Operating lease right-of-use assets	43	70
Goodwill	372	372
Intangible assets, net	265	333
Other assets	170	123
Total assets	$14,030	$16,325
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$7,550	$5,920
Investor liability pursuant to Letter Agreement	—	4,502
Operating lease liability	44	56
Deferred grant liability	927	927
Line of credit	—	750
Other liabilities	46	159
Total current liabilities	8,567	12,314

Noncurrent operating lease liability	—	15
Total liabilities	8,567	12,329

Commitments and contingencies (Note 8)

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 1,952 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	—	—
Common stock, $0.001 par value; 2,000,000,000 shares authorized; 7,320,345 and 5,557,371 shares issued as of June 30, 2026 and December 31, 2025, respectively; 7,310,008 and 5,547,034 shares outstanding as of June 30, 2026 and December 31, 2025, respectively	7	6
Treasury stock (at cost), 10,337 shares as of June 30, 2026 and December 31, 2025, respectively	(500)	(500)
Additional paid-in capital	537,773	520,355
Accumulated deficit	(531,817)	(515,865)
Total stockholders’ equity	5,463	3,996
Total liabilities and stockholders’ equity	$14,030	$16,325

CERENOME, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Grant revenue	$411	$1,390	$1,439	$2,449

Operating expenses:
Research and development	4,265	1,246	7,130	3,002
General and administrative	5,203	1,682	10,485	4,521
Total operating expenses	9,468	2,928	17,615	7,523
Operating loss	(9,057)	(1,538)	(16,176)	(5,074)

Other income (expense):
Interest income	56	27	246	28
Interest expense	(5)	—	(22)	(548)
Financing expenses	—	150	—	(3,061)
Warrant issuance costs	—	—	—	(964)
Change in fair value of derivative instruments	—	6,512	—	(2,631)
Total other income (expense)	51	6,689	224	(7,176)
Net income (loss)	$(9,006)	$5,151	$(15,952)	$(12,250)

Per share information
Net income (loss) per share of common stock – basic	$(1.31)	$0.62	$(2.36)	$(12.54)
Weighted average number of shares of common stock outstanding – basic	6,898,804	1,935,554	6,773,125	976,885
Net loss per share of common stock – diluted	$(1.31)	$(0.16)	$(2.36)	$(12.54)
Weighted average number of shares of common stock outstanding – diluted	6,898,804	8,366,199	6,773,125	976,885

CERENOME, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(15,952)	$(12,250)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	233	223
Stock-based compensation expense	1,852	300
Noncash financing expenses	—	3,061
Noncash interest expense	22	—
Change in fair value of derivative instruments	—	2,631
Accretion of discount on short-term investments	(15)	(22)
Operating lease right-of-use asset amortization	27	44
Gain on sale of assets	—	(16)
Increases (decreases) in cash caused by changes in operating assets and liabilities:
Grant receivable	(1,439)	(450)
Other assets	264	(265)
Accounts payable and accrued expenses	1,778	(5,181)
Change in operating lease liabilities	(27)	(45)
Other liabilities	(113)	—
Net cash used in operating activities	(13,370)	(11,970)

Cash flows from investing activities:
Purchases of property and equipment	(1,317)	(10)
Proceeds from sale of property and equipment	—	30
Purchase of short-term investments	(14,049)	(7,756)
Sales of short-term investments	7,765	—
Redemption of short-term investments	4,434	6,662
Net cash used in investing activities	(3,167)	(1,074)

Cash flows from financing activities:
Proceeds from credit facility	1,000	—
Repayment of credit facility	(1,772)	(3,292)
Proceeds from issuance of notes payable and warrants	—	3,738
Repayment of notes payable	—	(3,703)
Proceeds from sale of common stock, pre-funded warrants and warrants	—	15,001
Proceeds from exercise of warrants	—	882
Proceeds from sale of common stock under Lincoln Park Purchase Agreement	—	2,795
Proceeds from underwritten public offering	15,000	—
Proceeds from Distribution Agreement	1,853	—
Payments for commissions and offering costs from Distribution Agreement	(71)	—
Payment to investors pursuant to Letter Agreement	(4,502)	—
Offering costs for sale of common stock	(1,363)	(220)
Net cash provided by financing activities	10,145	15,201
Net change in cash and cash equivalents	(6,392)	2,157
Cash, restricted cash and cash equivalents at beginning of period	8,758	76
Cash, restricted cash and cash equivalents at end of period	$2,366	$2,233

Supplemental disclosure of cash flows information:
Cash paid during period for:
Interest	$—	$539
Supplemental schedule of non-cash investing and financing activities:
Exchange of warrants for notes payable	$—	$3,694
Redemption of notes by issuance of common stock, pre-funded warrants and warrants	$—	$3,512
Unpaid offering cost	$104	$252